                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.
[ ]  Confidential for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                             STEEL DYNAMICS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 18, 2000

                      ------------------------------------


To our Stockholders:

TIME ..................    9:00 a.m., Fort Wayne time (EST)
                           Thursday, May 18, 2000

PLACE .................    Grand Wayne Center
                           John Whistler Ballroom
                           120 West Jefferson Boulevard
                           Fort Wayne, Indiana 46802

ITEMS OF BUSINESS .....    (1)      To elect eleven (11) Directors for a
                                    one-year term.
                           (2)      To ratify the appointment of Ernst & Young
                                    LLP to serve as our independent auditors for the fiscal year ending December 31, 2000.
                           (3)      To approve the Amended and Restated Officer
                                    and Manager Cash and Stock Option Plan.
                           (4)      To approve the Non-Employee Director Stock
                                    Option Plan.
                           (5)      To transact any other business that may
                                    properly come before the meeting or any
                                    adjournment thereof.

RECORD DATE ...........    Record holders of our common stock at the close of
                           business on April 10, 2000 are entitled to notice of and to vote at the meeting. A complete list of such stockholders is maintained at our corporate offices.

1999 ANNUAL REPORT ....    Our 1999 Annual Report to Stockholders, which is not
                           a part of the proxy soliciting material, is enclosed.

PROXY VOTING ..........    This year, you will be able to vote in one of four
                           ways:
                           (1)      Mark, sign, date and promptly return the
                                    enclosed proxy card in the postage-paid
                                    envelope that has been provided.
                           (2)      Use the toll-free telephone number shown on
                                    the proxy card and follow the instructions for telephone voting.
                           (3)      Visit the web site listed on your proxy card
                                    and following the instructions for voting on the Internet.
                           (4)      Vote in person at the meeting.
                           You may always revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.






                                           KEITH E. BUSSE
                                           President and Chief Executive Officer
April 26, 2000

                                TABLE OF CONTENTS

                                                                                PAGE


Voting Information ........................................................       1

Governance ................................................................       2
      Committees of the Board of Directors ................................       3
      Compensation Committee and Board Interlocks and Insider Participation       3
      Section 16(a) Beneficial Ownership Reporting Compliance .............       3
      Stockholder Proposals ...............................................       3

Item 1 - Election of Directors ............................................       4

Information on Directors and Executive Officers ...........................       5
      Stock Ownership of Directors and Executive Officers .................       5
      Other Principal Stockholders ........................................       7

Report of the Compensation Committee and
      Board of Directors on Executive Compensation ........................       7

Other Compensation ........................................................       9

Executive Compensation ....................................................       9

Item 2 - Ratification of the Appointment of Independent Auditors ..........      12

Item 3 - Approval of Amended and Restated Officer and
               Manager Cash and Stock Bonus Plan ..........................      13

Item 4 - Non-Employee Director Stock Option Plan ..........................      15

Stockholder Return Performance Graph ......................................      18

Exhibit A - Steel Dynamics, Inc. Amended and Restated
             Officer and Manager Cash and Stock Bonus Plan

Exhibit B - Steel Dynamics, Inc. Non-Employee Director Stock Option Plan

                              STEEL DYNAMICS, INC.
                      7030 POINTE INVERNESS WAY, SUITE 310
                              FORT WAYNE, IN 46804
                            TELEPHONE: (219) 459-3553
                                ----------------

                                 PROXY STATEMENT
                                ----------------

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 18, 2000
                                ----------------

                               VOTING INFORMATION

PURPOSE

      We are providing you with these proxy materials in connection with the solicitation of proxies by our Board of Directors, to be voted at Steel Dynamics, Inc.'s 2000 annual meeting of stockholders. We will hold the meeting on May 18, 2000, beginning at 9:00 a.m. Fort Wayne time (E.S.T.), in the John Whistler Ballroom of the Grand Wayne Center, 120 West Jefferson Boulevard, Fort Wayne, Indiana 46802. We are mailing this proxy statement, including the enclosed proxy card, to our stockholders beginning on April 27, 2000. We are soliciting these proxies in order to give all stockholders an opportunity to vote on matters to be presented at the meeting. In the following pages of this proxy statement, you will find information on matters to be voted on at the meeting or at any adjournment of that meeting.

WHO CAN VOTE

      You are entitled to vote if you were a stockholder of record as of the close of business on April 10, 2000. If you are not present in person at the meeting, your shares can be voted only if represented by a valid proxy.

SHARES OUTSTANDING

      On April 10, 2000, there were 48,020,683 shares of common stock outstanding. A list of stockholders entitled to vote at the meeting is available at our corporate headquarters office and will also be available at the meeting. Each share is entitled to one vote on each matter properly brought before the meeting.

VOTING OF SHARES

      Because most of you will not be able to attend the meeting in person, it is important that your shares be represented by proxy. This year, we are offering you a choice of how to vote by proxy:

      - You may vote by mail in the traditional manner by marking, signing, dating and promptly returning your proxy card in the postage-paid envelope that we have enclosed.
      - You may vote by telephone using the toll-free telephone number and instructions shown on the proxy card.
      - You may vote via the Internet by using the web site information and instructions listed on your proxy card.

      We anticipate that telephone and Internet voting will be available 24 hours a day, 7 days a week. Both methods will prompt you on how to proceed and you will be able to confirm that your instructions have been properly received and recorded. For both of these methods, you will also need a control number, which is noted on your proxy card. The telephone and Internet voting facilities will close at 12:01 a.m.
E.S.T. on May 18, 2000.

      You may revoke your proxy at any time before it is exercised in one of four ways:

      - Notify our Corporate Secretary in writing before the meeting that you wish to revoke your proxy.
      -    Submit another proxy with a later date.
      - Vote by telephone or Internet on a later date.
      -    Vote in person at the meeting.

      The method by which you give your proxy will in no way limit your right to vote at the meeting if you later decide to attend in person. If you are not the record owner and your shares are held in the name of a bank, broker or other holder of record, however, you will need to obtain a proxy, executed in your favor from that record holder, to be able to vote at the meeting.

      We will vote all shares entitled to vote and represented by properly completed proxies received and not revoked prior to the meeting in accordance with your instructions. If any other matters are properly presented for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the persons named as proxies and acting as such will have discretion to vote on those matters according to the best of their judgment. At the date this proxy statement was printed, we did not anticipate that any other matters would be raised at the meeting. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed proxy will be voted as the Board of Directors recommends.

REQUIRED VOTE

      The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the meeting is needed to elect directors, to ratify the appointment of Ernst & Young LLP as independent auditors for the year 2000, to approve the Amended and Restated Officer and Manager Cash and Stock Bonus Plan, to approve our new Non-Employee Director Stock Option Plan, and on any other matters that may properly come before the meeting. The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote generally for the election of directors is necessary to constitute a quorum at the meeting. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining the existence of a quorum but will not be included in the vote totals with respect to those matters.

COST OF PREPARING, MAILING AND SOLICITING PROXIES

      We will pay all of the costs of preparing and mailing the proxy statement and of soliciting these proxies. We will ask brokers, dealers, banks, voting trustees and other nominees and fiduciaries to forward the proxy materials and our 1999 Annual Report to our beneficial owners on the record date. We will also reimburse such brokers, dealers, banks, voting trustees and other nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to our beneficial owners. In addition to mailing proxy materials, our officers, directors and employees may also solicit proxies in person, by telephone or otherwise.

ANNUAL REPORT

      We are including in this mailing a copy of our 1999 Annual Report to Stockholders, including our financial statements for the years 1999 and 1998. The 1999 Annual Report is not, however, a part of this proxy statement.


                                   GOVERNANCE
--------------------------------------------------------------------------------


      Pursuant to Indiana's Business Corporation Law and our bylaws, our Board of Directors manages our business, property and affairs.

      During 1999, our Board of Directors consisted of 9 persons. Under our bylaws, however, our Board of Directors may amend the bylaws to prescribe a greater or lesser number of directors, and in accordance with that amendment procedure has amended the bylaws to increase the number of authorized directors to 11 for the year 2000. As a result, at the meeting, all 11 directors will be elected, and each newly elected director will serve for a one-year term until the 2001 Annual Meeting of stockholders.

COMMITTEES OF THE BOARD OF DIRECTORS

      Our Board of Directors has an Audit Committee and a Compensation
Committee.

The Audit Committee

      Our Audit Committee meets with management periodically to consider the adequacy of our internal controls and the objectivity of our financial reporting. The Audit Committee also meets with our independent auditors and with appropriate company financial personnel regarding these matters. The independent auditors confer with the Audit Committee and have unrestricted access to the committee. The Audit Committee recommends to the Board the appointment of our independent auditors, reviews the independence of our auditors and the scope of the annual audit activities they perform, as well as payment of our audit fees, and it also oversees actions by management on any independent auditor recommendations. The Audit Committee does not currently have a charter but is developing one for adoption later this year. During 1999, the Audit Committee, consisting of two non-employee directors, Joseph D. Ruffolo and William D. Strittmatter, held two meetings. For the coming year, it is contemplated that the Audit Committee will consist of three non-employee directors, Joseph D. Ruffolo, Dr. Jurgen Kolb and, if elected as a director at the 2000 Annual Meeting, James E. Kelley.

The Compensation Committee

      The Compensation Committee advises management and the Board with respect to our incentive compensation plans, and reviews and recommends to the Board the compensation of our officers and directors. All decisions regarding the compensation of executive officers or directors are determined by our full Board of Directors, and all directors participate in deliberations of the Board on all matters, including the evaluation of executive officer performance. During 1999, directors Joseph D. Ruffolo and Leonard Rifkin were members of the Compensation Committee.

COMPENSATION COMMITTEE AND BOARD INTERLOCKS AND INSIDER PARTICIPATION

      Mr. Rifkin, a member of our Compensation Committee, is the Chairman of the Board of OmniSource Corporation, our exclusive steel scrap supplier. Mr. Bates is the President and Chief Executive Officer of Heidtman Steel Products, Inc., our largest purchaser of manufactured steel products. Mr. Atsushi is the Vice President and General Manager of the Chicago office and Deputy General Manager of the Rolled Steel & Ferrous Raw Materials Division of Sumitomo Corporation of America, which has an exclusive license agreement with our subsidiary Iron Dynamics, Inc. to sublicense its ironmaking technology internationally.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file initial reports of beneficial ownership of our common stock and other equity securities, as well as reports of changes in beneficial ownership. These individuals are required to provide us with a copy of their required Section 16(a) reports as and when they are filed. Based on our records and other information, we believe that all Securities and Exchange Commission filing requirements applicable to our directors and executive officers with respect to 1999 were met.

STOCKHOLDER PROPOSALS

      Any stockholder satisfying the requirements of the Securities and Exchange Commission's Rule 14a-8 and wishing to submit a proposal to be included in the Proxy Statement for the 2001 Annual Meeting of stockholders must submit the proposal in writing to our Corporate Secretary, at 7030 Pointe Inverness Way, Suite 310, Fort Wayne, Indiana 46804, on or before November 30, 2000.

      In addition, under our bylaws, any stockholder who has not submitted a timely proposal for inclusion in next year's proxy statement but still wishes to make a proposal at next year's annual meeting must deliver written notice to our Corporate Secretary no later than 60 days nor more than 90 days prior to the first anniversary of the record date for this year's annual meeting. Therefore, for our 2001 Annual Meeting, if such a proposal is not delivered prior to February 9, 2001, it may not be presented at the meeting at all. If a proposal is made after January 10 and prior to February 9, 2001, we will retain the discretion to vote proxies we receive with respect to any such proposals, so long as we include in our next year's proxy statement advice on the nature of any such proposal and how we intend to exercise our voting discretion, and so long as the proponent does not provide us with a written statement within the time frame determined under Securities and Exchange Commission Rule 14a-4(c)(1) that the proponent intends to deliver his own proxy statement and form of proxy with respect to that proposal. You may obtain a copy of the full text of the bylaw provision by writing to our Corporate Secretary at 7030 Pointe Inverness Way, Suite 310, Fort Wayne, Indiana 46804.


                         ITEM 1 - ELECTION OF DIRECTORS
--------------------------------------------------------------------------------


      Our stockholders will elect 11 directors at the 1999 Annual Meeting. The individuals listed below have been nominated by the full Board of Directors. Each director, if elected, will serve until our 2001 Annual Meeting of Stockholders, until a qualified successor director has been elected, or until he resigns or is removed by the Board.

      We will vote your shares as you specify on the enclosed proxy card, or by telephone or Internet. If you do not specify how you want your shares voted, we will vote them FOR the election of all of the nominees listed below. If unforeseen circumstances (such as death or disability) make it necessary for us to substitute another person for any of the nominees, we will vote your shares FOR that other person. We do not anticipate that any nominee will be unable to serve. Following the meeting, the Board of Directors may, however, increase the size of the Board and fill any resulting vacancy or vacancies until the 2001 Annual Meeting of Stockholders.

      If you wish your shares voted for some but not all of the nominees, you may so indicate when you vote your proxy.

      Following is the age, principal occupation during the past five years, and certain other information for each of the 11 director nominees.

DIRECTOR NOMINEES

KEITH E. BUSSE, AGE 57
      DIRECTOR SINCE 1993
      President, Chief Executive Officer and a director, and President and Chief Executive Officer and a director of Iron Dynamics, Inc., our wholly-owned subsidiary. Prior to 1993, for a period of twenty-one years, Mr. Busse worked for Nucor Corporation, where he last held the office of Vice President. Mr. Busse is a director of Tower Financial Corporation, a publicly held bank holding company.

MARK D. MILLETT, AGE 40
      DIRECTOR SINCE 1993
      Vice President and General Manager of our Flat Roll Division and a director, and Vice President and a director of our Iron Dynamics subsidiary. Prior to 1993, Mr. Millett worked for Nucor Corporation, which he joined in 1982.

RICHARD P. TEETS, JR., AGE 44
      DIRECTOR SINCE 1993
      Vice President and General Manager of our new
      Structural Division and a director. Prior to 1993, Mr. Teets worked for Nucor Corporation, which he joined in 1987.

TRACY L. SHELLABARGER, AGE 43
      DIRECTOR SINCE 1994
      Vice President of Finance and Chief Financial Officer and a director and Vice President of Finance and Chief Financial Officer of our Iron Dynamics subsidiary. From 1987 to 1994, Mr. Shellabarger worked for Nucor Corporation.

LEONARD RIFKIN, AGE 69
      DIRECTOR SINCE 1994
      Mr. Rifkin was the President and Chief Executive Officer and a director of OmniSource Corporation from 1959 to 1996, and since September 1996, has been OmniSource Corporation's Chairman and a director. OmniSource Corporation is our exclusive supplier of steel scrap. Mr. Rifkin is a director of Tower Financial Corporation, a publicly held bank holding company.

JOHN C. BATES, AGE 56
      DIRECTOR SINCE 1994
      Mr. Bates is the President and Chief Executive Officer and a director of Heidtman Steel Products, Inc., which he joined in 1963, and for which he has served as its President and Chief Executive Officer and a director since 1969. Heidtman Steel Products, Inc. is our largest customer for our manufactured steel products.

DR. JURGEN KOLB, AGE 57
      DIRECTOR SINCE 1996
      For more than the past five years, Dr. Kolb has been a member of the Executive Board of Salzgitter AG, or its predecessor Preussag Stahl AG, a major German steel manufacturer.

JOSEPH D. RUFFOLO, AGE 58
      DIRECTOR SINCE 1999
      Mr. Ruffolo has been a principal in Ruffolo Richard LLC, a business and financial consulting firm, since 1994. Prior to that, Mr. Ruffolo was the President and Chief Executive Officer of North American Van Lines, Inc. Mr. Ruffolo is a director of Tower Financial Corporation, a publicly held bank holding company.

KAZUHIRO ATSUSHI, AGE 51
      DIRECTOR SINCE 1999
      Mr. Atsushi is Senior Vice President and General Manager of the Chicago office and Deputy General Manager of the Rolled Steel & Ferrous Raw Materials Division of Sumitomo Corporation of America. Prior to that, from October 1996, Mr. Atsushi was Executive Vice President of Michigan Steel Processing, Inc., a subsidiary of Sumitomo Corporation of America. From 1972 through 1996, Mr. Atsushi held a number of positions within Sumitomo Corporation. Sumitomo Corporation of America is a customer of Steel Dynamics' flat rolled steel products and is also a licensee of the our Iron Dynamics subsidiary's ironmaking technology.

RICHARD J. FREELAND, AGE 63
      NEW DIRECTOR NOMINEE
      For more than the past five years, Mr. Freeland has principally been the President and Chief Executive Officer of Pizza Hut of Fort Wayne, Inc. and six affiliated companies that own and operate approximately 41 Pizza Hut franchised restaurants in Indiana and Ohio.

JAMES E. KELLEY, AGE 81
      NEW DIRECTOR NOMINEE
      For more than the past five years, Mr. Kelley has been the Chairman of Kelley Automotive, Inc. and various affiliated companies that own and operate approximately 18 franchised Chevrolet, Pontiac, Buick, Cadillac, GMC, Saturn and Toyota dealerships in Indiana and Georgia. In addition, Mr. Kelley is the owner of Jim Kelley Leasing and Kelley Cars, Inc., a fleet automobile and truck leasing company; Midwest Auto Parts, a wholesale supplier of car and truck parts; Consolidated Airways, a fixed base operator at Fort Wayne International Airport; and Kelley Grain Co. and Trans Oil Ltd., a seed and grain enterprise operating in the Republic of Moldova.

              THE BOARD RECOMMENDS A VOTE FOR THE PROPOSED ELECTION
            OF ALL OF THE DIRECTORS DESCRIBED IN THIS PROXY STATEMENT.


                 INFORMATION ON DIRECTORS AND EXECUTIVE OFFICERS
--------------------------------------------------------------------------------


STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

      The following table shows how much Steel Dynamics, Inc. common stock the directors, director nominees, the Named Executive Officers, and all directors, nominees and executive officers as a group beneficially owned as of March 1, 2000. The Named Executive Officers include the Chief Executive Officer and the four next most highly compensated executive officers based upon compensation earned during 1999.

                                                        BENEFICIAL OWNERSHIP AS
                                                            OF MARCH 1, 2000
                                                 -----------------------------------
                                                 CURRENT BENEFICIAL   SHARES SUBJECT                     PERCENT
NAME                                                  HOLDINGS          TO OPTIONS         TOTAL          OWNED*
----                                                  --------          ----------         -----          ------
NAMED EXECUTIVE OFFICERS
Keith E. Busse(1).............................        1,520,608           33,070         1,553,678         3.2%
Mark D. Millett(2)............................        1,081,031           24,804         1,105,835         2.3%
Richard P. Teets, Jr.(3)......................        1,155,217           24,804         1,180,021         2.5%
Tracy L. Shellabarger(4)......................          286,131           24,804           310,935         0.7%
John W. Nolan(5)..............................           23,673           17,666            41,339         0.1%

OTHER DIRECTORS OR NOMINEES
Leonard Rifkin(6).............................          753,162              -0-           753,162         1.6%
John C. Bates(7)..............................        3,218,792              -0-         3,218,792         6.7%
Dr. Jurgen Kolb(8)............................        6,219,865              -0-         6,219,865        12.9%
Kazuhiro Atsushi(9)...........................          353,750              -0-           353,750         0.7%
Joseph D. Ruffolo.............................            1,000              -0-             1,000          --
Richard J. Freeland ..........................              -0-              -0-               -0-          --
James E. Kelley ..............................            7,229              -0-             7,229          --
DIRECTORS AND EXECUTIVE
OFFICERS AS A GROUP
(13 PERSONS)..................................       14,620,458          163,387        14,783,845        30.7%

* Assumes exercise of all stock options (for 163,387 shares) exercisable within 60 days, with a corresponding increase in the number of outstanding shares from 48,020,683 on the record date to 48,184,070.

(1) President and Chief Executive Officer and a director, and President and Chief Executive Officer and a director of Iron Dynamics, Inc., our wholly-owned subsidiary. Includes 608 shares of common stock held by Mr. Busse's son, with respect to which Mr. Busse disclaims beneficial ownership.
(2) Vice President and General Manager of our Flat Roll Division and a director, and Vice President and a director of Iron Dynamics, Inc., our wholly-owned subsidiary.
(3) Vice President and General Manager of our new Structural Division and a director. Includes 6,000 shares of common stock owned by Mr. Teets' spouse, with respect to which Mr. Teets disclaims beneficial ownership.
(4) Vice President of Finance and Chief Financial Officer and a director and Vice President of Finance and Chief Financial Officer of our Iron Dynamics subsidiary. Includes 730 shares of common stock held by Mr. Shellabarger's spouse, and 4,800 shares owned by Mr. Shellabarger's spouse for the benefit of Mr. Shellabarger's minor children, with respect to all of which Mr. Shellabarger disclaims beneficial ownership.
(5)   Vice President of Marketing.
(6) Director. Includes 6,000 shares of common stock held by Mr. Rifkin's spouse, with respect to which he disclaims beneficial ownership.

(7) Director. Consists of all shares of common stock held of record by Centaur, Inc., HS Processing and Heidtman Steel Products, Inc., of which Mr. Bates is the President and Chief Executive Officer.
(8) Director. Consists of all shares of common stock held of record by Salzgitter AG that Dr. Kolb may be deemed to beneficially own due to his relationship with that entity. Dr. Kolb, however, disclaims beneficial ownership of these shares.
(9) Director. Consists of all shares held of record by Sumitomo Corporation of America that Mr. Atsushi may be deemed to beneficially own due to his relationship with that entity. Mr. Atsushi, however, disclaims beneficial ownership of these shares.

OTHER PRINCIPAL STOCKHOLDERS

      The following table, as of March 1, 2000, discloses the only stockholders that we know to be a beneficial owner of more than 5% of our common stock.


                NAME AND ADDRESS                       AMOUNT OF              PERCENT
               OF BENEFICIAL OWNER                BENEFICIAL OWNERSHIP       OF CLASS
               -------------------                --------------------       --------
Salzgitter AG                                           6,219,865              12.9%
38223 Salzgitter
Germany

General Electric Capital Corporation                    4,310,000               9.0%
1600 Summer Street, 5th Floor
Stamford, CT 06927

Heidtman Steel Products, Inc.                           3,218,792               6.7%
HS Processing
Centaur, Inc.
640 Lavoy Road
Erie, MI 48133


                    REPORT OF THE COMPENSATION COMMITTEE AND
                  BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------


      Our executive compensation program is administered directly by the Board of Directors, with advice from our Compensation Committee. During 1999, our Compensation Committee consisted of 2 non-employee directors, Joseph D. Ruffolo and Leonard Rifkin. Our executive compensation program is based on a philosophy that the total compensation package must be competitive with similar companies in order to attract, motivate and retain the highly talented individuals we need to continue to be a market leader in our highly competitive industry. Our program also seeks to emphasize a variable compensation component. Our 1999 executive compensation program was based upon the following principles:

      - Base salaries should be competitive with the level of salaries paid to officers in comparable companies with comparable responsibilities.
      -    Variable compensation should be related to our financial performance.
      - Long term compensation, in the form of stock options, directly links officers' rewards to stock price appreciation.

      Our executive compensation program consists primarily of Base Salary, Annual Bonus awards (payable in cash and, if applicable, in our restricted stock), and grants of stock options. We believe that executive compensation should reflect a substantial incentive component, thus aligning our philosophy of executive compensation with the culture and compensation philosophy that characterizes the rest of our work force. We also believe that stock option incentives play a major role in aligning executive compensation with long-term stockholder interests. The total compensation for each of our executive officers consists of both cash and non-cash compensation. The cash compensation component consists of both Base Salary and the cash portion of any Annual Bonus applicable under our Officer and Manager Cash and Stock Bonus Plan, as amended, and the non-cash component consists of stock options and, depending upon our profitability, the stock bonus portion of the Annual Bonus, if any, payable under that Plan.

BASE SALARY

      We establish the Base Salary for each executive officer during the final month of each fiscal year for the following fiscal year. Increases in Base Salary are determined on the basis of individual performance and level of responsibility. The Board reviews the evaluation and recommendation of our Compensation Committee, considers the performance of each executive officer and establishes a Base Salary commensurate with the officer's individual contributions to our success.

ANNUAL BONUS

      The officers' Annual Bonus is a performance-based bonus driven by the level of our total profitability. Upon recommendation from our Chief Executive Officer and from our Compensation Committee, we annually determine who will participate in the bonus pool that is established by formula tied to our profitability. An officer's share in that bonus pool is then directly linked to that officer's Base Salary.

      This Annual Bonus is determined under our Amended and Restated Officer and Manager Cash and Stock Bonus Plan. This Plan, which was originally adopted by our Board and approved by our stockholders in October 1996, has been amended and is being submitted, as amended, for stockholder re-approval at this year's Annual Meeting. Because the Plan is fully discussed at Item 3 of this proxy statement, we refer you to the discussion of that Plan found at Item 3. For 1999, the Annual Bonuses payable to each of the Named Executive Officers consisted only of cash, and no Restricted Stock grants were earned or paid under the Plan.

STOCK OPTION PLAN

      In October 1996, our Board of Directors adopted and the stockholders approved the 1996 Incentive Stock Option Plan (the "1996 Option Plan"), which covers all of our and our subsidiary's full-time employees (approximately 644 employees as of December 31, 1999), including Officers, Managers, supervisors, professional staff, and hourly employees. A 1994 Incentive Stock Option Plan, which is not applicable to officers, covers Managers, Supervisors, and Professionals.

      Under the 1996 Option Plan, which is scheduled to expire at the end of 2001, we award automatic semi-annual stock options to all such employees, by position category, based upon the fair market value of our common stock on each semi-annual grant date (determined by the previous day's closing price), with an exercise price equal to the same fair market value on the grant date (one hundred ten percent of the fair market value in the case of any ten percent stockholder). As it pertains to the Named Executive Officers in the Summary Compensation Table that follows, the semi-annual grants to the President, Keith
E. Busse, are required to aggregate $80,000 each in fair market value; in the case of three of the Vice Presidents (Messrs. Millett, Teets, and Shellabarger), the semi-annual option grants are required to aggregate $60,000 each in fair market value; and in the case of Mr. Nolan, the semi-annual option grants are required to aggregate $45,000 in fair market value. The fair market value grants to the other covered employees are at lesser amounts, ranging from semi-annual $30,000 grants to Managers to semi-annual $2,500 grants to hourly employees. Options issued under the 1996 Option Plan become exercisable six months after the date of grant and must be exercised no later than five years thereafter.

      The stock options are intended to qualify as "incentive stock options" under the Internal Revenue Code, except to the extent that the aggregate fair market value (determined as of the time of the option grant) of all shares of common stock with respect to which incentive stock options are first exercisable by an individual optionee in any calendar year (under all of our and our subsidiary's plans) exceeds $100,000, in which case the excess of the options over $100,000 will be issued as non-statutory stock option, not qualifying as incentive stock options. In any fiscal year, no employee may be granted options to purchase more than 300,000 shares of our common stock.

      The 1996 Option Plan is currently administered by our Board of Directors, in the absence of an administrative committee of the Board consisting of at least two members of the Board, each of whom must be both a "non-employee director," as defined in Rule 16(b)-3 promulgated under Section 16 of the Securities Exchange Act of 1934, and an "outside director" as that term is used in Section 162(m) of the Internal Revenue Code. The 1996 Option Plan is required to be administered so as to comply at all times with Rule 16(b)-3 of the Securities Exchange Act of 1934 and Sections 162, 421, 422, and 424 of the Internal Revenue Code. We may amend, alter, or discontinue the 1996 Option Plan at any time and from time to time.

                               OTHER COMPENSATION
--------------------------------------------------------------------------------


      In addition to Base Salary, Annual Bonus and Incentive Stock Options issued under the 1996 Option Plan, our executive compensation program (in which the Named Executive Officers participate, along with other "eligible employees") consist of a Profit Sharing Plan and a Retirement Savings Plan.

PROFIT SHARING PLAN

      We have established a Profit Sharing Plan for eligible employees, including the Named Executive Officers, which is a "qualified plan" for federal income tax purposes. Under the Profit Sharing Plan, we annually allocate to Profit Sharing Plan participants (the "profit sharing pool") an amount equal to 5% of our pre-tax profits. The profit sharing pool is used to fund the Profit Sharing Plan, as well as a separate cash profit sharing bonus which is paid to employees in March of the following year. The allocation between the Profit Sharing Plan contribution and the cash bonus amount is determined by the Board of Directors each year. The amount allocated to the Profit Sharing Plan is subject to a maximum legally established percentage of compensation paid to participants. Employees become eligible to participate in the Profit Sharing Plan after they have completed 30 days of employment, and an employee is entitled to a Profit Sharing Plan allocation only if that person has worked at least 1,000 hours during the year. An employee becomes fully vested over a period of 7 years of service, subject to accelerated vesting in the event of retirement, death, or disability. The amount allocated to our Chief Executive Officer, Keith E. Busse, for 1999 pursuant to the Profit Sharing Plan was $11,513.

RETIREMENT SAVINGS PLAN

      We have also established a Retirement Savings Plan for eligible employees, which is also a "qualified plan" for federal income tax purposes. There are no service requirements for Employees to become eligible to participate in the Retirement Savings Plan. Contributions to the Retirement Savings Plan by the employee may be made on a pre-tax basis, and the income earned on such contributions is not taxable to an employee until actually received at a later date. Generally, employees may contribute on a pre-tax basis up to 8% of their eligible compensation, and we match employee contributions in an amount based upon our return on assets, with a minimum match of 5% and a maximum match of 50%, subject to certain applicable tax law limitations. Employees are immediately 100% vested with respect to their pre-tax contributions and our matching contributions. The amount we contributed in respect of our Chief Executive Officer, Keith E. Busse, for 1999 pursuant to the Retirement Savings Plan was $609.


                             EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------


      The following table sets forth certain information with respect to the compensation we paid for services rendered for 1997, 1998, and 1999 for the chief executive officer and our other 4 most highly compensated executive officers whose salary and bonus amounts exceeded $100,000 (collectively, the "Named Executive Officers"). The amounts shown include compensation for services rendered in all capacities.



                           SUMMARY COMPENSATION TABLE


                                            ANNUAL COMPENSATION                  LONG-TERM COMPENSATION
                                                                                         AWARDS
                             -----------------------------------------------    ------------------------
                                                                                RESTRICTED
                                                                OTHER ANNUAL      STOCK       SECURITIES      ALL OTHER
        NAME AND             FISCAL    SALARY(1)    BONUS(2)    COMPENSATION      AWARDS      UNDERLYING    COMPENSATION(4)
   PRINCIPAL POSITION         YEAR       ($)          ($)           ($)            ($)        OPTIONS(3)         ($)
   ------------------         ----       ---          ---           ---            ---        ----------         ---

Keith E. Busse                1999      337,500     592,903                                    10,306           17,051
  President and Chief         1998      325,000     301,328                                     9,782           17,853
  Executive Officer           1997      310,000     596,111                                     7,982           20,454

Mark D. Millett               1999      212,500     374,011                                     7,730           12,851
  Vice President              1998      200,000     188,609                                     7,337           12,997
                              1997      187,000     341,770                                     5,987           17,526

Richard P. Teets, Jr.         1999      212,500     374,011                                     7,730           12,851
  Vice President              1998      200,000     188,609                                     7,337           13,343
                              1997      187,000     341,770                                     5,987           17,791

Tracy L. Shellabarger         1999      184,000     324,065                                     7,730           12,764
  Vice President and          1998      168,000     159,753                                     7,337           13,079
  Chief Financial Officer     1997      157,000     288,877                                     5,987           17,452


John W. Nolan                 1999      130,000     172,685                                     5,798           14,973
  Vice President              1998      120,000      88,274                                     5,503           11,818
                              1997      100,000     137,875                                     4,490           14,561


(1)   Represents Base Salary compensation.
(2) Represents Annual Bonus amounts payable under our Officer and Manager Cash and Stock Bonus Plan.
(3) Represents the number of shares represented by options granted under our 1996 Incentive Stock Option Plan.
(4) Represents our matching contributions under our Retirement Savings Plan, contributions under the Profit Sharing Plan, and life insurance premiums. Excludes perquisites and other personal benefits unless the aggregate amount of such compensation exceeds the lesser of either $50,000 or 10% of the total of the annual salary and bonus reported for such Named Executive Officer.

                        OPTION GRANTS IN LAST FISCAL YEAR
                                INDIVIDUAL GRANTS

                                                                                                     Potential
                                                                                                 Realizable Value at
                                                                                                   Assumed Annual
                                                                                                   Rates of Stock
                                                                                                 Price Appreciation
                                                                                                  for Option Term
                                                                                                 -------------------
                            Securities
                            Underlying       % of Total Options     Exercise or
                         Options Granted    Granted to Employees    Base Price     Expiration
          Name            (# of shares)           in 1999             ($/Sh)          Date       5% ($)      10%($)
          ----            -------------           -------             ------          ----       ------      ------

Keith E. Busse                4,540                1.07%               17.63        5/21/2004    22,107      48,851
                              5,766                1.35%               13.88       11/21/2004    22,103      48,843


Mark D. Millett               3,405                0.80%               17.63        5/21/2004    16,581      36,639
                              4,325                1.01%               13.88       11/21/2004    16,579      36,636


Richard P. Teets, Jr          3,405                0.80%               17.63        5/21/2004    16,581      36,639
                              4,325                1.01%               13.88       11/21/2004    16,579      36,636

Tracy L. Shellabarger         3,405                0.80%               17.63        5/21/2004    16,581      36,639
                              4,325                1.01%               13.88       11/21/2004    16,579      36,636

John W. Nolan                 2,554                0.60%               17.63        5/21/2004    12,437      27,482
                              3,244                0.76%               13.88       11/21/2004    12,436      27,479


NOTE
All full-time employees, including senior officers, participate in our 1996 Incentive Stock Option Plan. Certain key employees, excluding Messrs. Busse, Millett, Teets and Shellabarger, participate in our 1994 Incentive Stock Option Plan. Under both plans, stock options are granted at 100% of the market value on the date of grant. During 1999, employees, other than the above-named senior officers, were granted stock options for 386,964 shares (91% of the total stock options granted to all employees), at exercise prices ranging from $14 to $18. The potential realizable value of the stock options granted to these employees was $1,658,298 at an assumed 5% annual stock price appreciation and $3,664,406 at an assumed 10% annual stock price appreciation.


         AGGREGATED OPTION EXERCISES IN 1999 AND FISCAL YEAR-END VALUES


                                                       NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED            IN-THE-MONEY
                                                    OPTIONS AT FISCAL YEAR-END   OPTIONS AT FISCAL YEAR-END
                                                               (#)                         ($000)
                                                    --------------------------   --------------------------
                            SHARES
                          ACQUIRED ON    VALUE
             NAME          EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                              (#)         ($)          (#)            (#)            ($)            ($)
             ----             ---         ---          ---            ---            ---            ---
Keith E. Busse                -0-         -0-         27,304         5,766         14,448         11,895
Mark D. Millett               -0-         -0-         20,479         4,325         10,837          8,922
Richard P. Teets, Jr.         -0-         -0-         20,479         4,325         10,837          8,922
Tracy L. Shellabarger         -0-         -0-         20,479         4,325         10,837          8,922
John W. Nolan               11,224      132,563       14,422         3,244          8,128          6,692

DIRECTOR COMPENSATION

      No separate compensation, awards, or fees were paid to or accrued for our directors during 1999 for their services as such, other than reimbursement of expenses incurred with respect to such services. However, effective January 1, 2000, director fees of $3,000 per Board meeting and $1,500 per committee meeting are payable to each non-employee director. In addition, applicable only to non-employee directors, our Board has adopted and, subject to stockholder approval, will implement our Non-Employee Director Stock Option Plan. This Plan is separately described at Item 4 of this proxy statement.

EMPLOYMENT AGREEMENTS

      We have employment agreements with Keith E. Busse, our Chief Executive Officer, Mark D. Millett, Vice President and General Manager of our Flat Roll Division, Richard P. Teets, Jr., Vice President and General Manager of our new Structural Division, and Tracy L. Shellabarger, Vice President of Finance and Chief Financial Officer. Effective January 1, 2000, each of these employment agreements has an initial 2 year term, but is automatically extended for successive periods of one year each unless no less than 90 days prior to year-end, either party gives written notice to the other of an intention not to renew. If, without cause, any of these officers' employment is either terminated within the 2 year term or is not extended for the contemplated additional rolling one year period, that officer is entitled to receive a lump sum severance payment, in lieu of any and all claims under the remaining term of his employment agreement, in cash, equal to 2 years of his then existing Base Salary, together with a pro rata Annual Bonus payment, when calculated, to the date of termination or non-extension (for that year). If the termination or non-extension is for cause, then such officer would not be entitled to receive any severance or bonus payment. If the officer voluntarily terminates his employment, he would not be entitled to any severance payment but would be entitled to receive a pro rata Annual Bonus payment to the date of termination or non-extension. If employment is terminated due to disability or death, we will continue paying that officer or his estate, as the case may be, the prescribed Base Salary during the remainder of the 2 year term, except that in the case of disability such payments will be reduced to the extent of any benefits paid by workers' compensation or under any state disability benefit program or under any other disability policy maintained by us. Under their employment agreements, each of these officers is paid a Base Salary, which is reflected in the "Salary" column in the Summary Compensation Table in this proxy statement, in addition to which each such officer is entitled to participate in our Amended and Restated Officer and Manager Cash and Stock Bonus Plan, our 1996 Incentive Stock Option Plan, our Profit Sharing Plan and our Retirement Savings Plan.

      All Named Executive Officers receive major medical and long term disability. Mr. Nolan receives term life insurance equal to his Base Salary and Messrs. Busse, Millett, Teets and Shellabarger receive term life insurance equal to twice their Base Salaries.

        ITEM 2 - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
--------------------------------------------------------------------------------


      The Board of Directors, upon the recommendation of the Audit Committee, has appointed Ernst & Young LLP as independent auditors to conduct our annual audit for the year 2000, subject to stockholder approval. Ernst & Young LLP conducted the annual audit for 1999. If a majority of the shares voting does not approve of the appointment, the Board of Directors will reconsider the appointment. It is believed that representatives of Ernst & Young LLP will be present at the meeting and will have an opportunity to make a statement if they desire. They will also be available at the meeting to respond to appropriate questions from stockholders.

      On April 19, 1999, the Board of Directors, upon the recommendation of the Audit Committee, dismissed Deloitte & Touche LLP and appointed Ernst & Young LLP as independent auditors to conduct our Annual Audit for the fiscal year ending December 31, 1999, subject to stockholder approval. Our stockholders granted their approval at the 1999 Annual Meeting.

      The 1997 and 1998 Annual Audits were conducted by Deloitte & Touche LLP. We made the determination to appoint a new independent accounting firm for the 1999 Annual Audit, upon approval by the Audit Committee. The reports of Deloitte & Touche LLP for 1997 and 1998 did not contain any adverse opinion or any disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. Furthermore, in connection with the audits of our financial statements for the two fiscal years ended December 31, 1997 and December 31, 1998, and during the interim period through April 19, 1999, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure. We did not at any time prior to Ernst & Young's engagement consult with that firm regarding the application of any accounting principles to any specified transaction, the type of audit opinion that might be rendered, or with respect to any matter that was either the subject of a disagreement with the Company's prior auditors or that would constitute a reportable event within the scope of Item 304(a) of SEC Regulation S-K.

      The affirmative vote of the holders of a majority of our shares of common stock represented at the meeting and entitled to vote on this matter will be necessary for ratification of our appointment of Ernst & Young LLP as our independent auditors for the year 2000.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR 2000.


              ITEM 3 - APPROVAL OF AMENDED AND RESTATED OFFICER AND
                        MANAGER CASH AND STOCK BONUS PLAN
--------------------------------------------------------------------------------


      In October 1996, prior to our initial public offering of common stock, our Board of Directors adopted and our stockholders approved the Steel Dynamics, Inc. Officer and Manager Cash and Stock Bonus Plan (the "Bonus Plan"), which prescribed cash and stock bonus awards based upon our profitability and the officer's or manager's relative Base Salary. For 1997, its first year of operation, the Bonus Plan distributed $1,987,692 in bonus awards to 4 officers and 8 managers. In 1998, a distribution of $1,362,872 was made to an executive group consisting of 5 officers and 14 managers. In 1999, an aggregate of $2,457,993 was distributed to an executive group consisting of 5 officers and 10 managers.

      In light of the anticipated increase in the number of executive participants in the bonus pool created by the Bonus Plan, our Board of Directors has approved an amendment to the Bonus Plan to increase the applicable bonus pool formula, to decrease the vesting period for bonus shares, if any, that may be issued under the Bonus Plan, and to make certain other non-substantive amendments to the Bonus Plan. The amendments are effective as of January 1, 2000, and are applicable only to bonus amounts earned from and after that date.

      We are asking our stockholders to re-approve the entire Bonus Plan, as amended. This is because, absent stockholder approval of the terms of a performance-based compensation plan within the meaning of Section 162(m) of the Internal Revenue Code, which we believe our Bonus Plan satisfies, a public company is denied a federal income tax deduction for any compensation in excess of $1,000,000 paid to its chief executive officer and to the 4 other most highly compensated officers for whom disclosure is required to be reported to stockholders under the Securities Exchange Act of 1934. Under applicable law, our October 1996 stockholder approval was only valid for 3 calendar years subsequent to our 1996 initial public offering. Accordingly, to preserve our tax deductibility for compensation paid under the Amended and Restated Bonus Plan, we must seek this additional stockholder approval. The Bonus Plan will remain in effect, however, even if it is not ratified by our stockholders, except that, without approval, we will not be able to take advantage of the non-deductibility exception under Section 162(m).

Summary of the Steel Dynamics, Inc. Amended and Restated Cash and Stock Bonus
Plan

      The following summary description of the Steel Dynamics, Inc. Amended and Restated Officer and Manager Cash and Stock Bonus Plan is qualified in its entirety by reference to the full text of that Plan, which is attached to this proxy statement as Exhibit A.

      Under the Bonus Plan, 5% (for the years 1997, 1998 and 1999) or, as amended effective January 1, 2000 under the Amended and Restated Bonus Plan, 6% of an amount determined by subtracting from our "Adjusted Pre-Tax Net Income" an amount equal to 10% of "Stockholder's Equity" as determined by our audited Consolidated Balance Sheets, is placed into a "Distribution Pool," from which the bonus awards are made. Adjusted Pre-Tax Net Income is defined as our net income before taxes, extraordinary items and bonuses payable to "Participants" under the Bonus Plan, as determined by our outside auditors, except that, to the extent reasonably determinable, the effect upon our Adjusted Pre-Tax Net Income of any income and start-up expenses associated with significant capital expenditures for a period not to exceed 12 months following start up, are to be excluded from and not taken into account in determining Adjusted Pre-Tax Net Income. "Participants" under the Bonus Plan include, if constituted, "Executive Officers," "Officers" and "Managers" selected from time to time to participate in the Bonus Plan and assigned a status under the Bonus Plan by the Board of Directors or by a committee of the Board, if constituted, consisting of at least 2 members of the Board, each of whom must be both a "non-employee director" (as defined in Rule 16(b)-3 under Section 16 of the Securities Exchange Act of 1934) and an "outside director" as defined in Section 162(m) of the Internal Revenue Code. All administrative and rulemaking matters are to be administered by the Board of Directors or by such a committee of the Board, if and when constituted. Currently, the full Board serves as the committee.

      Once the Distribution Pool has been calculated, and if it is a positive number, the Participants are entitled to receive a bonus, payable in cash, and, if the Distribution Pool is sufficient, payable partially in our stock, up to the amount prescribed for that particular Participant in the Bonus Plan's formula. Specifically, each Participant is entitled to receive a cash bonus in an amount determined by multiplying the amount in the Distribution Pool by the "Participant's Bonus Percentage," except that, with respect to an Executive Officer, the cash bonus is not to exceed two times the Executive Officer's Base Salary, with respect to an Officer, the cash bonus is not to exceed one and one-half times the Officer's Base Salary, and, with respect to a Manager, the cash bonus is not to exceed the Manager's Base Salary. A Participant's Bonus Percentage is defined, for any given year, as a fraction, the numerator of which is equal to the Participant's Adjusted Base Salary and the denominator of which is equal to the sum of all the Participants' Adjusted Base Salaries.

      If there is any excess in the Distribution Pool over the sum of the aggregate cash bonuses payable under the bonus pool to all Participants, the amount thereof, defined as the "Adjusted Distribution Pool," is to be distributed to the Participants in the form of "Restricted Stock" as follows: each Participant is to receive that number of shares of Restricted Stock having a fair market value, at the time of issuance, equal to the product of that Participant's Bonus Percentage and the Adjusted Distribution Pool, except that, with respect to an Executive Officer, the aggregate fair market value of the Restricted Stock so issued is not to exceed the Executive Officer's Base Salary, with respect to an Officer, the aggregate fair market value of the Restricted Stock is not to exceed 75% of the Officer's Base Salary, and, with respect to a Manager, the aggregate fair market value of the Restricted Stock so issued is not to exceed 50% of the Manager's Base Salary.

      The Bonus Plan as originally constituted provided that Restricted Stock would vest and become nonforfeitable ratably over a 4 year period. Under the Amended and Restated Bonus Plan, effective January 1, 2000, one-third of the Restricted Stock that may be issued will vest and become nonforfeitable immediately, an additional one-third will vest and become nonforfeitable on the first anniversary of the issuance date, and the balance of one-third will vest and become nonforfeitable on the second anniversary thereof. Upon termination of a Participant's employment for any reason other than retirement, all shares of Restricted Stock of that Participant which were not vested at the time of termination are required to be forfeited and returned to us (although the Board or its committee, in the exercise of its discretion, may waive the forfeiture provisions). Restricted Stock that is forfeitable under the Bonus Plan is not permitted to be transferred, assigned, sold, pledged or otherwise disposed of in any manner, nor subject to levy, attachment or other legal process, and, while they are restricted, the stock certificates evidencing those shares are required to be legended and held by us. Subject to these limitations, however, and as long as forfeiture has not occurred, the Participant is treated as the owner of the Restricted Stock with full dividend and voting rights.

      To date, for the years 1997 through 1999, no shares of stock have been issued to any Participant under the Bonus Plan.

      The total number of shares of our common stock reserved for distribution pursuant to the Restricted Stock portion of the Bonus Plan is 450,000 shares, subject to adjustment in the event of any stock dividends, stock splits, combinations or exchanges of shares, recapitalizations or other changes in our capital structure, as well as any other corporate transactions or events having an effect similar to any of the foregoing. If any such event were to occur, the aggregate number of shares reserved for issuance under the Bonus Plan would be automatically adjusted to equitably reflect the effect of such changes.

      For federal income tax purposes, cash payable to a Participant under the Bonus Plan is considered ordinary income, as is the fair market value of any stock issued to that Participant, to the extent it is nonforfeitable. As additional shares, if issued, become nonforfeitable, the fair market value of such shares, at the time the forfeiture lapses, would become taxable to the Participant at ordinary income rates. Payment of such bonus amounts, whether in cash or equal to the fair market value of any stock that is issued, as and when it becomes vested and nonforfeitable, would be fully deductible to us if and to the extent permitted under the provisions of Section 162(m) of the Internal Revenue Code and the federal income tax regulations promulgated thereunder.

      The affirmative vote of the holders of a majority of our shares of common stock represented at the meeting and entitled to vote on this matter will be necessary for approval of the Amended and Restated Officer and Manager Cash and Stock Bonus Plan.

                 THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE
      AMENDED AND RESTATED OFFICER AND MANAGER CASH AND STOCK BONUS PLAN.


                ITEM 4 - NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
--------------------------------------------------------------------------------


      On February 17, 2000, our Board of Directors adopted, subject to stockholder approval, the Steel Dynamics, Inc. Non-Employee Director Stock Option Plan (the "Director Plan") pursuant to which 100,000 shares of our common stock are to be reserved for issuance from time to time to our non-employee directors. Our Board has determined that the Director Plan is necessary in order to make our common stock options available to such directors, as part of our efforts to attract and retain the services of experienced and knowledgeable outside directors who, until this year, received no director fees or other forms of remuneration (except for expense reimbursement). Effective January 1, 2000, non-employee directors will, however, receive $3,000 per Board meeting and $1,500 per committee meeting.

      The following summary description of the Non-Employee Director Stock Option Plan is qualified in its entirety by reference to the full text of that Plan, which is attached to this proxy statement as Exhibit B.

Summary of the Steel Dynamics, Inc. Non-Employee Director Stock Option Plan

      Under the Director Plan, each person who is a Non-Employee Director on May 15 and each person who is a Non-Employee Director on November 15 of each year (each such date defined as a "Grant Date") during the term of the Director Plan shall be automatically granted on each such date an option to purchase our common stock equal to the number of whole shares, rounded up or down, calculated by dividing a grant value of $15,000 by the fair market value of our common stock on each such Grant Date. For example, assuming a fair market value of $13 per share, the option grant would be for 1,154 shares. For this first year of the Director Plan, however, the initial Grant Date shall be the day following stockholder approval. Such grants shall occur automatically, without the necessity of any further action by the Board or by any committee of the Board. The $15,000 grant value used for purposes of determining the number of option shares on each Grant Date is tied to the grant value for "Grade 3 Supervisors/Professionals" under our 1996 Incentive Stock Option Plan for all employees, and, unless otherwise provided by the Board, to the extent that such Grade 3 Supervisors/Professionals grant value is changed for purposes of the 1996 Stock Option Plan, whether higher or lower, the grant value for purposes of the Director Plan will automatically increase or decrease, as the case may be, without the necessity of any formal amendment or further stockholder approval.

      The purchase price of stock covered by an option granted pursuant to the Director Plan is to be 100% of the fair market value of such shares on the day the option is granted. For purposes of the Director Plan, fair market value is to be determined as of the last trading day for which the prices or quotes for our publicly traded stock are available prior to the date the option is granted. So long as our shares are traded on the Nasdaq National Market, the applicable prices or quotes will be the last reported sale price on the applicable date. If our shares become traded on a national securities exchange, the prices or quotes shall be the average, on the applicable date, of the high and low prices of our common stock on such national securities exchange.

      Both the applicable purchase price for stock covered by an option, as well as the number of shares covered by that option, is subject to adjustment to take into account any changes in our capitalization, such as stock dividends, stock splits, recapitalizations, and other similar events.

      Options granted under the Director Plan shall expire 5 years after the date of grant. Options are not exercisable until they become vested, and full vesting in an optionee will occur 6 months after each Grant Date with respect to the shares covered by that grant. Options are not assignable or transferable other than by will or the laws of descent and distribution, pursuant to a valid domestic relations order or otherwise in accordance with the terms of the optionee's stock option agreement, and may be exercisable during the optionee's lifetime only by him or her and then only in accordance with the provisions of the Securities Act of 1933 and the rules of the Securities and Exchange Commission promulgated thereunder. If an optionee ceases to be a director, for whatever reason, no further grants of options are to be made to that optionee. If an optionee ceases to be a director for any reason other than death, any portion of an option which is then vested but has not been exercised may be exercised at any time prior to its scheduled expiration date. This is subject to an exception, however, if the optionee is removed for cause, in which event the exercisability of the then vested but unexercised option is forfeited. If an optionee ceases to be a director by reason of death, any unexercised options may be exercised by the optionee's personal representative, heir or legatee at any time prior to the expiration date of the option.

      Options must be exercised, to he extent vested, on an "all or nothing" basis and are exercisable by giving us written notice accompanied by payment in full, in cash, for the shares covered by the option being exercised. Until exercised, paid for and transferred to the optionee, however, the holder of an option has no rights of a stockholder with respect to the shares covered by the option. Our obligation to issue shares, after exercise, is subject to the further qualification that the underlying shares with respect to the option has been exercised (which may consist of previously authorized but unissued shares or shares which we have previously repurchased and have maintained in the treasury for future use) are at the time of the proposed issuance effectively registered under applicable federal and state securities laws, or, if not registered, that the issuance of such shares, in the opinion of our legal counsel, is exempt from registration requirements under such federal or state securities laws. Such share issuances shall also be subject to all regulations required by the Nasdaq National Market or by any stock exchange on which our common stock is then listed for trading.

      The Director Plan is to be administered by the full Board of Directors or, if it so elects, by a committee appointed by the Board. In the absence of a separate committee, the Board will act as a committee and exercise all power and authority to administer the Director Plan, to construe the provisions of the Director Plan, to determine all questions thereunder, to accelerate the vesting or the exercise of an option, and to adopt and amend such rules and regulations as it may deem desirable. It is our intent that the Director Plan comply in all respects with the provisions of Rule 16b-3 under the Securities Exchange Act of 1934 and any applicable Securities and Exchange Commission interpretations thereunder, and the Board or its committee is empowered to make such changes in the Director Plan, if necessary, in order to maintain such qualification, without the necessity of any further stockholder approval.

Federal Income Tax Consequences

      All options granted under the Director Plan are "non-qualified" stock options--that is options that do not qualify as "incentive stock options" under
Section 422 of the Internal Revenue Code.

      As a non-qualified stock option plan, the grant of an option is not expected to result in any taxable income for the recipient, nor will we be entitled to an income tax deduction upon such grant. Upon exercising such a non-qualified stock option, however, the optionee will generally recognize ordinary income equal to the excess of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price. The tax consequences to an optionee upon a disposition of shares already acquired through the exercise of an option will depend upon how long the shares have been held by that optionee. If the shares have been held for 12 months, gain or loss will generally be a long-term capital gain in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the shares (generally, the exercise price plus the amount taxed to the optionee as ordinary income). Otherwise, such gain or loss will generally be a short-term capital gain or loss.

      When an optionee recognizes ordinary income attributable to a non-qualified option, we should be entitled to a corresponding federal income tax deduction.

      This summary of the anticipated federal tax consequences, however, is not intended to constitute legal advice to any optionee or to assure stockholders that the anticipated federal tax consequences to us will be realized.

      The affirmative vote of the holders of a majority of our shares of common stock represented at the meeting and entitled to vote on this matter will be necessary for approval of the Director Plan.

                 THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE
                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN.

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

      Set forth below is a line graph comparing the cumulative total stockholder return on our common stock with the cumulative total return of companies on the NASDAQ Stock Market - US Index and the Standard & Poor's Iron and Steel Index for the limited period of November 22, 1996 (the first day of trading on NASDAQ National Market System following our initial public offering of our common stock) and the last trading day prior to December 31, 1999, and assumes the reinvestment of dividends (of which there were none).


                 COMPARISON OF 37 MONTH CUMULATIVE TOTAL RETURN*
                          AMONG STEEL DYNAMICS, INC.,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                        AND THE S & P IRON & STEEL INDEX

                                             Cumulative Total Return
                                   --------------------------------------------------
                                   11/22/1996     12/96     12/97     12/98     12/99
STEEL DYNAMICS, INC.                 100           120       100        73       100
NASDAQ STOCK MARKET (U.S.)           100           106       130       183       331
S & P IRON & STEEL                   100           108       110        95       105

* $100 INVESTED ON 11/22/96 IN STOCK OR ON 10/31/96 IN INDEX - INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

                                  OTHER MATTERS

We do not intend to bring any other matters before the Annual Meeting, nor are we aware of any other matters that are to be properly presented to the Annual Meeting by others. In the event that other matters do properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the Proxy to vote such Proxy in accordance with their best judgment on such matters.



                                          By Order of the Board of Directors




                                          Keith E. Busse
                                          President and Chief Executive Officer
Fort Wayne, Indiana
April 26, 2000

                                    EXHIBIT A

                              STEEL DYNAMICS, INC.
                              AMENDED AND RESTATED
                               OFFICER AND MANAGER
                            CASH AND STOCK BONUS PLAN


      1. PURPOSE. The purpose of the Plan is to provide incentives for Officers and Managers of the Company to increase the profitability and growth of the Company and to provide Officers and Managers an opportunity for an ownership interest in the Company.

      2. EFFECTIVE DATE AND TERM OF PLAN. The Effective Date of the Plan is October 28, 1996, the date the Plan was originally adopted and approved of by the Board and shareholders of the Company. The effective date of the Amended and Restated Officer and Manager Cash and Stock Bonus Plan shall be January 1, 2000. All bonus amounts paid for Years prior to 2000 shall be governed by the terms of the original Plan in effect prior to January 1, 2000. The Plan commenced at the beginning of the Company's fiscal year beginning January 1, 1997, and no cash or stock bonuses under this Plan accrued until after conclusion of the Company's 1997 fiscal year. The Plan shall terminate on October 27, 2001, unless extended or earlier terminated by the Board.

      3.   DEFINITIONS.

           3.1 "Adjusted Distribution Pool" has the meaning assigned to such term in Section 6.2.

           3.2 "Adjusted Pre-Tax Net Income" means, for any Year, net income of the Company, before taxes, extraordinary items and bonuses payable to Participants under this Plan, as determined by the Company's outside auditors; provided, however, that, to the extent reasonably determinable, the effect upon Adjusted Pre- Tax Net Income of any income and start-up expenses associated with significant capital expenditures, for a period not to exceed twelve (12) months following start-up, shall be excluded from and not taken into account in determining such Adjusted Pre-Tax Net Income.

           3.3 "Base Salary" means, with respect to a Participant, the regular annual salary paid in a Year for services rendered without including any bonus (paid under this Plan or otherwise) or severance pay.

           3.4 "Board" means the Board of Directors of the Company.

           3.5 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

           3.6 "Committee" means a Committee of the Board as contemplated by
      Section 5.

           3.7 "Company" means Steel Dynamics, Inc., an Indiana corporation, and its subsidiaries.

           3.8 "Distribution Pool" means, for any Year, an amount determined by multiplying [Adjusted Pre-Tax Net Income, minus an amount equal to ten percent (10%) of "Stockholders Equity" as determined by Company's audited Consolidated Balance Sheets] by six percent (6%).

           3.9 "Effective Date" has the meaning assigned to such term in Section 2.

           3.10 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

           3.11 "Executive Officer" means an officer of the Company who is from time to time designated as an "Executive Officer" Participant by the Committee. Participant's status may be changed from year to year.

           3.12 "Fair Market Value" means, as of any date, the value of the Stock determined as follows:

                (i) If the Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ National Market of the National Association of Securities Dealers, Inc. Automated Quotation (NASDAQ) System, the Fair Market Value of a share of Stock shall be the closing sales price for such Stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in the Stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Committee deems reliable;

                (ii) If the Stock is quoted on the NASDAQ System (but not on the NASDAQ National Market thereof) or is regularly quoted by a recognized securities dealer but selling prices were not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Committee deems reliable;

                (iii) In the absence of an established market for the Stock, the Fair Market Value shall be determined in good faith by the Committee.

           3.13 "Manager" means a manager of the Company who is from time to time designated as a "Manager" Participant by the Committee. A Participant's status may be changed from year to year.

           3.14 "Officer" means an officer of the Company who is from time to time designated as an "Officer" Participant by the Committee. A Participant's status may be changed from year to year.

           3.15 "Participant" means those Executive Officers, Officers and Managers selected from time to time to participate in the Plan by the Committee.

           3.16 "Participant's Adjusted Base Salary" (a) for purposes of the cash portion of the bonus described in Section 6.1, means, with respect to any Executive Officer who is a Participant, two (2) times the Executive Officer's Base Salary, with respect to an Officer who is a Participant, one and one-half (1 1/2) times the Officer's Base Salary, and, with respect to any Manager who is a Participant, the Manager's Base Salary, and (b) for purposes of the stock portion of the bonus described in
      Section 6.2, means, with respect to an Executive Officer, the Executive Officer's Base Salary, with respect to an Officer, seventy-five percent (75%) of the Officer's Base Salary, and, with respect to a Manager, fifty percent (50%) of the Manager's Base Salary.

           3.17 "Participant's Bonus Percentage" means, in any Year with respect to a Participant, a fraction, the numerator of which is equal to the Participant's Adjusted Base Salary and the denominator of which is equal to the sum of all the Participants' Adjusted Base Salaries, calculated separately for purposes of the separate bonus portions described in Sections 6.1 and 6.2.

           3.18 "Plan" means the Steel Dynamics, Inc. Amended and Restated Officer and Manager Cash and Stock Bonus Plan, as it may be further amended from time to time.

           3.19 "Restricted Stock" means Stock issued pursuant to the Plan as contemplated by Section 6.2.

           3.20 "Retirement" means voluntary retirement by a Participant who is at least 60 years old.

           3.21 "Stock" means the $0.01 par value common stock of the Company.

           3.22 "Ten Percent Return on Stockholders' Equity" means for any Year an amount determined by multiplying "Stockholder's Equity" as determined by the Company's audited Consolidated Balance Sheets by ten percent (10%).

           3.23 "Vested Shares" has the meaning assigned to such term in Section 7.

           3.24 "Year" means the Company's fiscal year, with the first Year beginning on January 1, 1997.

      4.   SHARES OF STOCK SUBJECT TO THE PLAN.

           4.1 The total number of shares of Stock of the Company reserved and available for distribution pursuant to the Plan shall not exceed, in the aggregate, 450,000 shares of the authorized Stock of the Company, subject to adjustment as described below.

           4.2 Stock which may be acquired under the Plan may be either authorized but unissued shares or shares of issued Stock held by the Company's treasury, or both, at the discretion of the Committee. Whenever any Stock is forfeited under the Plan, the shares forfeited may again be issued hereunder.

           4.3 In the event of any stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division (including, but not limited to, split-up, split-off, spin-off or distribution to Company stockholders other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets, rights offering, merger, consolidation, reorganization or partial or complete liquidation, or any other corporate transaction or event having an effect similar to any of the foregoing, the aggregate number of shares reserved for issuance under the Plan, as the Committee shall deem necessary or appropriate to reflect equitably the effects of such changes, shall be appropriately substituted for new shares or adjusted, as determined by the Committee in its discretion.

      5. ADMINISTRATION. If appointed by the Board, the Plan shall be administered by a committee of directors (the "Committee") of the Company, consisting of at least two (2) members of the Board, each of whom shall be both
(i) a "non-employee director" as such term is defined in Rule 16b-3 promulgated under Section 16 of the Exchange Act or any successor provision, and (ii) an "outside director" as that term is used in Section 162 of the Code and the regulations promulgated thereunder. In the absence of an appointment of a Committee, however, the Board shall serve as the Committee.

      The Committee shall administer the Plan so as to comply at all times with Rule 16b-3 of the Exchange Act, and Section 162(m) of the Code or any other qualifying laws or rules that may be applicable from time to time. To the extent that any provision hereof is found not to be in compliance with any such Rule or requirement, the Committee shall have the full power and authority to effect such changes or amendments, without the necessity of any further approval by Shareholders. Subject to the foregoing, the Board may from time to time increase the size of the Committee and appoint additional members, remove members (with or without cause), substitute new members, and fill vacancies (however caused). A majority of the members of the Committee shall constitute a quorum, and the actions of a majority of the members of the Committee at a meeting at which a quorum is present shall be the actions of the Committee.

      The Committee has the exclusive power, authority and discretion to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable and to interpret the terms and provisions of the Plan. The Committee may require that a Participant sign a contract or agreement evidencing the terms and conditions of the Participant's rights to receive a bonus under this Plan. The Committee's interpretation of the Plan shall be final, binding and conclusive on all parties.

      The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee in engaging such counsel, consultant or agent shall be paid by the Company.

      The Committee shall have the right, in its sole discretion, to waive the forfeiture provisions found in Section 7 below.

      6. CASH AND STOCK BONUS. Subject to the terms, conditions and limitations set forth in this Plan each Year, if the Distribution Pool is a positive number, the Participants may receive a cash and stock bonus as follows:

           6.1 CASH BONUS. Each Participant shall receive a cash bonus in an amount equal to the product of (i) the Participant's Bonus Percentage and
      (ii) the Distribution Pool; provided, however, that with respect to an Executive Officer, the cash bonus shall not exceed two (2) times the Executive Officer's Base Salary, with respect to an Officer, the cash bonus shall not exceed one and one-half (1 1/2) times the Officer's Base Salary, and, with respect to a Manager, the cash bonus shall not exceed the Manager's Base Salary.

           6.2 STOCK BONUS. The excess of the Distribution Pool over the sum of the aggregate cash bonuses payable under Section 6.1 to all Participants (the "Adjusted Distribution Pool"), if any, shall be distributed to the Participants in the form of Restricted Stock, as follows: Each Participant shall receive that number of shares of Restricted Stock having, at the time of issuance, a Fair Market Value equal to the product of (i) the Participant's Bonus Percentage and (ii) the Adjusted Distribution Pool; provided that, with respect to an Executive Officer, the aggregate Fair Market Value of the Restricted Stock so issued shall not exceed the Executive Officer's Base Salary, with respect to an Officer, the aggregate Fair Market Value of the Restricted Stock so issued shall not exceed seventy-five percent (75%) of the Officer's Base Salary, and, with respect to a Manager, the aggregate Fair Market Value of the Restricted Stock so issued shall not exceed fifty percent (50%) of the Manager's Base Salary.

      7. FORFEITURE AND VESTING OF RESTRICTED STOCK. Restricted Stock issued to a Participant shall vest and become nonforfeitable as follows: one-third (1/3) of the Restricted Stock shall vest immediately upon issuance, an additional one-third (1/3) will vest one year later, and the balance will vest on the second anniversary of the initial issuance date. Upon termination of the Participant's employment for any reason other than Retirement, all shares of Restricted Stock of the Participant which are not Vested Shares at the time of termination of employment shall be forfeited and returned to the Company, and the Participant shall no longer be the owner of or have any interest whatsoever in the forfeitable Restricted Stock.

      The Committee, in its sole discretion, may waive the forfeiture provisions of this Section 7 with respect to the Restricted Stock of a Participant whose employment has terminated for reasons other than Retirement.

      8. RESTRICTION ON TRANSFER OF RESTRICTED STOCK. Restricted Stock that is forfeitable under the terms of this Plan may not be transferred, assigned, sold, pledged, hypothecated, or otherwise disposed of in any manner and shall not be subject to levy, attachment, or other legal process.

      9. CERTIFICATES. Restricted Stock issued under this Plan shall be registered in the name of each Participant. Stock certificates so issued shall be held by the Company. Stock certificates shall bear such restrictive legends as the Committee may prescribe.

      Subject to all the terms, conditions, and limitations of this Plan, including provisions concerning forfeiture and restrictions on transfer, the Participant shall be the owner of the Restricted Stock with full dividend and voting rights. Upon the request of a Participant, separate stock certificates shall be issued and delivered to the Participant with respect to Vested Shares.

      10.  GENERAL PROVISIONS.

           10.1 NONGUARANTY OF EMPLOYMENT. The adoption of the Plan shall not confer upon any Participant any right to continued employment with the Company nor shall it interfere in any way with the right of the Company to terminate its relationship with any Participant at any time.

           10.2 WITHHOLDING OF TAXES. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal income tax purposes with respect to any Restricted Stock under the Plan, the Participant shall pay to the Company or make arrangements satisfactory to the Committee regarding the payment of any federal state or local taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under the Plan shall be conditioned on such payment or arrangements and the Company, to the extent permitted by law, shall have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

           10.3 EXPENSES. The expenses of administering the Plan shall be borne by the Company.

           10.4 FRACTIONAL SHARES. No fractional shares of Stock shall be issued, and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.

           10.5 GOVERNING LAW. To the extent not governed by federal law, the Plan shall be construed in accordance with and governed by the laws of the State of Indiana.

      IN WITNESS WHEREOF, Steel Dynamics, Inc., acting by and through its duly authorized officers, has executed this instrument as of the 17th day of February, 2000.

                                    EXHIBIT B

                              STEEL DYNAMICS, INC.

                     NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

      1. PURPOSE. This Non-Qualified Stock Option Plan, to be known as the Steel Dynamics, Inc. Non-Employee Director Stock Option Plan (the "Plan") is intended to promote the interests of Steel Dynamics, Inc. (the "Company") by providing an inducement to attract and retain the services of qualified persons who are not employees or officers of the Company to serve as members of its Board of Directors (the "Board") and by strengthening the mutuality of interests between such directors and the Company's Stockholders.

      2. AVAILABLE SHARES. The total number of shares of the Company's $.01 per share par value Common Stock (the "Common Stock") for which options may be granted under this Plan shall not exceed 100,000 shares, subject to adjustment in accordance with Section 10 of this Plan. Shares subject to this Plan may be authorized but unissued shares or shares that were once issued and subsequently reacquired by the Company. If any options granted under the Plan shall expire, terminate or be canceled for any reason without having been exercised in full, the number of unpurchased shares shall again become available for purposes of the Plan.

      3. ADMINISTRATION. This Plan shall be administered by the Board or by a committee appointed by the Board (the "Committee"). In the event the Board fails to appoint or refrains from appointing a Committee, the Board shall have all power and authority to administer this Plan. In such event, the word "Committee," wherever used herein, shall be deemed to mean the Board. Subject to the provisions of the Plan, the Committee shall have the power to construe this Plan, to determine all questions hereunder, to accelerate the vesting or exercise of an option, and to adopt and amend such rules and regulations for the administration of this Plan as it may deem desirable. The Committee may also correct any defect, supply any omission, amend or conform the Plan to any change in law or regulation, or reconcile any inconsistency or ambiguity in the Plan or in any option in such manner and to the extent it shall deem necessary to carry the Plan into effect as intended. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any option granted under it. Any decision, interpretation or other action made or taken in good faith by the Committee in accordance with this Plan shall be final, binding and conclusive on the Company, all members of the Board and Committee, if any, all optionees, and their respective heirs, executors, administrators, successors and assigns.

      4. AUTOMATIC GRANT OF OPTIONS. Subject to the availability of shares under this Plan: (a) each person who is a member of the Board on the day following the Company's 2000 Annual Meeting of Stockholders and who is not an employee or officer of the Company (a "Non-Employee Director") and each person who is a Non-Employee Director on November 15, 2000 (each an "Initial Grant Date") shall be automatically granted an option to purchase Common Stock of the Company on each such Initial Grant Date equal to the number of whole shares, rounded up from .50 or down from .49, calculated by dividing a grant value of $15,000 on each of the Initial Grant Dates by the fair market value of the Company's Common Stock on each such date, and (b) each person who is a Non-Employee Director on May 15 and on November 15 (each a "Grant Date") in each year beginning on January 1, 2001 during the term of this Plan shall be automatically granted on each such date a like option to purchase Common Stock of the Company equal to the number of whole shares, rounded up or down as previously described, calculated by dividing a grant value of $15,000, or such other amount, whether higher or lower, as is specified from time to time for "Grade 3 Supervisors/Professionals" under the Company's 1996 Incentive Stock Option Plan (or, in lieu thereof, as may be specified from time to time by the Committee), by the fair market value of the Company's Common Stock on each such Grant Date. The number of shares covered by options granted under this Section 4 shall be subject to adjustment in accordance with the provisions of Section 10 of this Plan.

      5. OPTION PRICE. The purchase price of the stock covered by options granted pursuant to this Plan shall be 100% of the fair market value of such shares on the day the option is granted. The option price will be subject to adjustment in accordance with the provisions of Section 10 of this Plan. For purposes of this Plan, "fair market value" shall be determined as of the last trading day for which the prices or quotes for the Company's publicly traded stock are available prior to the date such option is granted and shall mean (i) the last reported sale price (on that date) of the Company's Common Stock on the Nasdaq National Market, if the Common Stock is traded on that market; or (ii) the average (on that date) of the high and low prices of the Company's Common Stock on the principal national securities exchange on which the Common Stock is traded if it is in fact traded on such an exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Company's Common Stock is not reported on the Nasdaq National Market List.

      6. PERIOD OF OPTION. Unless sooner terminated in accordance with the provisions of Section 8 of this Plan, an option granted hereunder shall expire on the date which is five (5) years after the date of grant of the option.

      7.   VESTING OF SHARES AND NON-TRANSFERABILITY OF OPTIONS.

           (a) VESTING. Options granted under this Plan shall not be exercisable until they become vested. Options granted under this Plan shall become fully vested in the optionee and thus become exercisable six (6) months after the date of grant.

           (b) NON-TRANSFERABILITY. Any option granted pursuant to this Plan shall not be assignable or transferable other than by will or the laws of descent and distribution, pursuant to a valid domestic relations order, or otherwise in accordance with the terms of the optionee's stock option agreement, and shall be exercisable during the optionee's lifetime only by him or her and then only in accordance with the provisions of the Securities Act of 1933 and the rules promulgated thereunder.

      8.   TERMINATION OF OPTION RIGHTS.

           (a) If an optionee ceases to be a director of the Company, for whatever reason, no further grants of options shall be made to that optionee pursuant to this Plan.

           (b) Subject to the provisions of Section 8(d) and except as may otherwise be specified in the option agreement, in the event that an optionee ceases to be a director for any reason other than death, any portion of an option which is then vested but has not been exercised at the time the optionee so ceases to be a director may be exercised by the optionee, to the extent it is then vested, at any time prior to the scheduled expiration date of the option.

           (c) Except as may be otherwise specified in the option agreement, in the event that an optionee ceases to be a director by reason of his or her death, any unexercised options shall be exercisable by the optionee's personal representative, heir or legatee at any time prior to the scheduled expiration date of the option.

           (d) Except as may be otherwise specified in the option agreement, no portion of an option may be exercised if the optionee is removed from the Board for any of the following reasons: (i) disloyalty, gross negligence, dishonesty or breach of fiduciary duty to the Company; (ii) the commission of an act of embezzlement, fraud or deliberate disregard of the rules or policies of the Company; or (iii) the unauthorized disclosure or misappropriation of any trade secret or confidential information of the Company.

      9.   EXERCISE OF OPTION.

           (a) Subject to the terms and conditions of this Plan and the option agreements, an option granted hereunder, to the extent then exercisable, shall be exercisable only for the full number of shares covered by that option, by giving written notice to the Company by mail or in person, at its principal executive offices, accompanied by payment in full for such shares in cash or by check in United States dollars.

           (b) Subject to the applicable requirements of the Securities and Exchange Commission, Regulation T, the Internal Revenue Code, and other federal, state and local tax and securities laws, and notwithstanding the requirements for cash payment set forth in Section 9(a) of this Plan, the Committee shall have the authority to determine any other methods, if any, by which the exercise price of an option may be paid by the optionee, including the form of payment and the methods by which shares of the Company's stock may be delivered or deemed to be delivered to the optionee. Likewise, the Committee, in the exercise of its discretion, may also allow an optionee to pay the exercise price of an option by delivering previously issued shares of the Company's Common Stock or by directing the Company to withhold from the shares of Common Stock that would otherwise be issued upon exercise of the option that number of shares having an fair market value on the exercise date equal to the exercise price, all as determined pursuant to rules and procedures established from time to time by the Committee.

           (c) An optionee shall not exercise an option at any one time as to fewer than five hundred (500) shares, or all of the remaining shares then purchasable by the person or persons exercising the option, if fewer than five hundred (500) shares.

           (d) The holder of an option shall not have any rights of a stockholder with respect to the shares covered by the option, except to the extent that shares shall have been actually issued and transferred to him or her upon the exercise of the option.

      10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION AND OTHER EVENTS. Upon the occurrence of any of the following events, an optionee's rights with respect to options granted to him or her hereunder shall be adjusted as hereinafter provided:

           (a) STOCK DIVIDENDS AND STOCK SPLITS. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

           (b) OTHER ADJUSTMENTS. In the event of a reorganization, recapitalization, merger, consolidation, or any other change in the corporate structure or shares of the Company, to the extent permitted by Rule 16b-3 under the Securities Exchange Act of 1934, there shall be an automatic adjustment in the number and kind of shares authorized by this Plan and in the option price of outstanding options under this Plan in such manner as will be necessary to maintain the proportionate interest of the optionee and to preserve, without exceeding, the value of such option.

           (c) OTHER ADJUSTMENTS. Upon the happening of any of the foregoing events, the class and aggregate number of shares set forth in Sections 2 and 4 of this Plan that are subject to options shall also be appropriately adjusted to reflect such events, including the conversion of the underlying shares into another class of securities, into securities of another person, into cash or into other property. The Board shall determine the specific adjustments to be made under this Section 10 and its determination shall be conclusive.

      11. RESTRICTIONS ON ISSUANCE OF SHARES. Notwithstanding the provisions of Sections 4 and 9 of this Plan, the Company shall have no obligation to deliver any certificate or certificates or to cause the electronic transfer of shares upon exercise of an option until one of the following conditions shall be satisfied:

           (i) The issuance of the underlying shares with respect to which the option has been exercised is at the time of the issuance of such shares effectively registered under applicable federal and state securities laws as now in force or hereafter amended; or

           (ii) Counsel for the Company shall have rendered an opinion that the issuance of such shares is exempt from registration under applicable federal and state securities laws as now in force or hereafter amended; and the Company has complied with all applicable laws and regulations with respect thereto, including without limitation, all regulations required by the Nasdaq National Market or by any stock exchange upon which the Company's outstanding Common Stock is then listed.

      12. LEGEND ON CERTIFICATES. The certificates representing shares issued pursuant to the exercise of an option granted hereunder may, if restricted, carry such appropriate legend, or appropriate restrictions may be noted electronically, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act of 1933 or any state securities laws.

      13. OPTION AGREEMENT. Each option granted under the provisions of this Plan shall be evidenced by an option agreement, which agreement shall be duly executed and delivered on behalf of the Company and by the optionee to whom such option is granted. The option agreement shall contain such terms, provisions and conditions not inconsistent with this Plan as may be determined by the Committee or by its designee executing such option.

      14. TERMINATION AND AMENDMENT OF PLAN. Options may no longer be granted under this Plan after January 1, 2010, and this Plan shall terminate when all options granted or to be granted hereunder are no longer outstanding. The Board may at any time terminate this Plan or make such modification or amendment thereof as it deems advisable. Subject to the provisions of Section 10, termination or any modification or amendment of this Plan shall not, without consent of a participant, affect his or her rights under any option already granted to him or her.

      15. WITHHOLDING OF INCOME TAXES. Upon the exercise of an option, the Company, in accordance with Section 3402(a) of the Internal Revenue Code, may require the optionee to pay withholding taxes in respect of amounts considered to be compensation includible in the optionee's gross income.

      16. COMPLIANCE WITH REGULATIONS. It is the Company's intent that the Plan comply in all respects with Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor or amended provision thereof) and any applicable Securities and Exchange Commission interpretations thereof. If any provision of this Plan is deemed not to be in compliance with Rule 16b-3, the provision shall be null and void and may be modified and corrected by the Committee without the necessity of securing further stockholder approval.

      17. NONQUALIFIED OPTIONS. All options granted under this Plan shall be nonqualified stock options (i.e., options that do not qualify as "incentive stock options" under Section 422 of the Internal Revenue Code).

      18. NO RIGHT TO CONTINUE RELATIONSHIP. Neither the Plan nor the grant of an option under the Plan shall confer upon any person any right to continue as a director of the Company or to obligate the Company to nominate any director for reelection by the Company's stockholders.

      19. COSTS. The Company shall bear all expenses incurred in administering the Plan, including the expenses of issuing Common Stock upon the exercise of options and of registering the same.

      20. SEVERABILITY. If any part of this Plan shall be determined to be invalid or void in any respect, such determination shall not affect, impair, invalidate or nullify the remaining provisions of this Plan, which shall continue in full force and effect and may be adjusted, in the Committee's discretion, so as to most closely approximate the original intent expressed herein.

      21. GOVERNING LAW. The validity and construction of this Plan and the instruments evidencing options shall be governed by the laws of the State of Indiana, without giving effect to the principles of conflicts of law thereof.

      22. EFFECTIVE DATE. This Plan shall be effective as of the 1st day of January, 2000, subject, however, to stockholder approval at the Company's annual meeting of stockholders on May 18, 2000, or any adjournment thereof, or pursuant to any special meeting of stockholders held thereafter but prior to December 31, 2000. In the event that such approval is not obtained, all option grants made hereunder shall be deemed null and void and the Plan shall be deemed terminated on the earlier to occur of stockholder nonapproval, if any, or December 31, 2000.

                                     PROXY
               SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
               STEEL DYNAMICS, INC.'S ANNUAL SHAREHOLDERS MEETING

Keith E. Busse or Tracy I. Shellabarger are appointed proxies, with power of substitution, to vote all of the undersigned's shares held of record April 10, 2000, at STEEL DYNAMICS, INC.'S May 18, 2000 Annual Meeting of Shareholders at 9:00 A.M. EST in the John Whistler Ballroom of the Grand Wayne Center, 120 West Jefferson Boulevard, Fort Wayne, Indiana (or at any adjournment thereof) on all matters set forth in SDI's Year 2000 Proxy Statement, as follows:

1. ELECTION OF DIRECTORS:

NOMINEES:

01 Keith E. Busse, 02 Richard P. Teets, Jr., 03 Mark D. Millett, 04 Tracy L. Shellabarger, 05 Leonard Rifkin, 06 John C. Bates, 07 Kazuhiro Atsushi, 08 Dr. Jurgen Kolb, 09 Joseph D. Ruffolo, 10 Richard J. Freeland and 11 James E. Kelley.

                 (CONTINUED and to be signed on the OTHER SIDE)

[x] Please mark your votes as in this example.

     NOTE: THE BOARD RECOMMENDS A VOTE "FOR" ALL OF THE FOLLOWING 5 ITEMS.

                                                                     FOR                       WITHHELD
1. ELECTION OF DIRECTORS                                           [     ]                     [     ]
(See Reverse)
For except vote withheld from the following nominee(s):

------------------------------------------
                                                                     FOR          AGAINST      ABSTAIN
2. APPROVAL OF APPOINTMENT OF ERNST & YOUNG LLP AS AUDITORS FOR    [     ]        [     ]      [     ]
   THE YEAR 2000:

3. APPROVAL OF AMENDED AND RESTATED OFFICER AND MANAGER CASH AND   [     ]        [     ]      [     ]
   STOCK OPTION PLAN:

4. APPROVAL OF NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN:            [     ]        [     ]      [     ]

5. TO GIVE PROXIES DISCRETION TO VOTE ON ANY OTHER MATTERS
   THAT MAY PROPERLY COME BEFORE THE MEETING:                      [     ]        [     ]      [     ]

NOTE: Unless otherwise indicated, the proxies will vote "FOR" all of the foregoing items.

Your signature should appear exactly as it appears herein. If you hold as joint tenants, both should sign. If you sign in a representative capacity, state that capacity.



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SIGNATURE(S)                                   DATE